UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2005

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-18590 84-1133368

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As discussed under Item 5.02 below, on February 10, 2005 Eric W. Reinhard was appointed as Chief Development Officer of Good Times Restaurants Inc. (the "Company"). In connection with Mr. Reinhard's appointment and his role in the Company's private placement of a total of 1,240,000 shares of new Series B Convertible Preferred Stock (the "Series B Preferred Stock") completed on February 10, 2005 as discussed under Items 2.01, 3.02 and 3.03 below, the Company has agreed to pay Mr. Reinhard $133,336 over 8 months as a fee related to raising capital. In addition, Mr. Reinhard is scheduled to receive an initial salary of $200,000 per year beginning on October 1, 2005. Further, the Company expects to grant options to Mr. Reinhard at levels commensurate with option grants to other executive officers which are generally determined at the end of each fiscal year.

The material definitive agreements for the private placement of the Series B Preferred Stock were previously reported in and filed with the Company's Current Report on Form 8-K dated December 30, 2004 and filed January 3, 2005 (the "January 3, 2005 Form 8-K"). An amendment to those agreements was previously reported in and filed with the Company's Current Report on Form 8-K dated and filed on January 27, 2005. In connection with the completion of the private placement, a minor amendment to one of the related agreements was entered into and is furnished as Exhibit 10.9 to this report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 10, 2005, the Company closed the agreements for the issuance by the Company in a private placement of a total of 1,240,000 shares of new Series B Preferred Stock, and the Company received cash in the total amount of $2,950,000 and advice and assistance services with respect to the sale of 1,000,000 shares of the Series B Preferred Stock, which services were valued at $150,000. An affiliate of The Bailey Company, LLLP (which along with its affiliates is hereinafter referred to as "The Bailey Group"), a significant stockholder of the Company since 1996, purchased 180,000 shares of the Series B Preferred Stock. Geoffrey R. Bailey, a member of the Company's Board of Directors, is affiliated with The Bailey Group.

The issuance of the Series B Preferred Stock was approved by the Company's stockholders at an annual meeting of the Company's stockholders held on February 10, 2005. The Company intends to use the net proceeds of the private placement primarily to fund its current plans to develop additional Company-owned Good Times Burgers & Frozen Custard restaurants in Colorado and to refurbish existing restaurants.

The Company issued a press release on February 15, 2005 which announced that the Company had completed the sale of the Series B Preferred Stock. A copy of the press release is furnished as Exhibit 99.1 to this report.

This report shall not constitute an offer to sell nor a solicitation of an offer to buy any of the shares of Series B Preferred Stock. The shares of Series B Preferred Stock and the shares of common stock issuable upon conversion of the preferred stock have not been registered under the Securities Act of 1933 or any state securities laws and were offered only to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act of 1933. Unless so registered, the shares of preferred stock and the shares of common stock issued upon conversion of the preferred stock may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This report contains forward looking statements within the meaning of federal securities laws. The word "intend" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the "Risk Factors" section of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 filed with the SEC. Although the Company may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 3.02 Unregistered Sales of Equity Securities.

As discussed under Item 2.01 above, on February 10, 2005 the Company issued in a private placement a total of 1,240,000 shares of Series B Preferred Stock for $2.50 per share, in exchange for cash in the total amount of $2,950,000 and advice and assistance services with respect to the sale of 1,000,000 shares of the Series B Preferred Stock, which services were valued at $150,000. Each share of Series B Preferred Stock will be convertible at the option of the holder into one share of common stock, subject to certain antidilution provisions.

The issuance of the shares of Series B Preferred Stock was not registered under the Securities Act of 1933. Such shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act. Information regarding the facts relied upon to make the exemption from registration provided by Rule 506 available was previously reported under Item 3.02 of the January 3, 2005 Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

As discussed under Item 2.01 above, on February 10, 2005 the Company issued a total of 1,240,000 shares of new Series B Preferred Stock. The terms of the Series B Preferred Stock have the effect of significantly limiting or qualifying the rights of the Company's common stock. For example, holders of shares of Series B Preferred Stock are entitled to elect three of the seven directors on the Company's board of directors. In addition, the shares of Series B Preferred Stock accrue dividends of $0.15 per share per year beginning on the first anniversary after the date of issuance, and holders of Series B Preferred Stock are entitled to a payment upon liquidation of $2.50 per share, plus accrued but unpaid dividends. Further, for so long as 2/3 of the shares of Series B Preferred Stock are outstanding and 2/3 of the common stock into which shares of Series B Preferred Stock have been converted are held by the original holders of shares of Series B Preferred Stock, there are certain restrictions on liquidation of, merger by or significant asset sales by the Company absent written consent or affirmative vote of such holders, and absent such approval by 3/4 of such holders, the Company is also restricted from:

    further amending, altering or repealing the Company's articles of incorporation;
    increasing the outstanding shares of preferred stock;
    amending the Company's by-laws in a fashion directly detrimental to the rights and preferences of the shares of Series B Preferred Stock;
    paying dividends or other distributions on any shares of common stock.

The terms of the Series B Preferred Stock are set forth in the Certificate of Designations, Preferences, and Rights of the Series B Preferred Stock (the "Certificate of Designations"), which is furnished as Exhibit 4.1 to this report and the form of which was included in the proxy statement filed by the Company in connection with the annual meeting of the Company's stockholders on February 10, 2005 at which the stockholders approved the issuance of the Series B Preferred Stock. The above summary of certain of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the complete text of the Certificate of Designations.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 10, 2005, Eric W. Reinhard was appointed as Chief Development Officer of the Company. Mr. Reinhard, age 45, was the General Manager for the Pepsi Bottling Group's Great West Business Unit until June of 2004. While in this role, Mr. Reinhard was also a member of the Pepsi Bottling Group's Chairman's Operating Council, a member of the Food Service Strategic Planning Committee, and a member of The Dr. Pepper Bottler Marketing Committee. Mr. Reinhard joined Pepsi Cola in 1984 after four years with The Proctor & Gamble Distributing Company. Since 1984 he has held several field and headquarters positions including Vice President/General Manager Pepsi-Lipton Tea partnership (JV), General Manager Mid-Atlantic business Unit, Area Vice President Retail Channels, Vice President On-Premise Operations and Area Vice President of Franchise Operations. Mr. Reinhard holds a BA from Michigan State University and has completed the Executive Business Program at the University of Michigan.

On February 10, 2005, Mr. Reinhard purchased a total of 260,000 shares of Series B Preferred Stock and was elected as a member of the Company's board of directors by a vote of the Company's stockholders at the Company's 2005 annual meeting of stockholders. Mr. Reinhard purchased 200,000 of the shares of Series B Preferred Stock in exchange for cash of $500,000 and received 60,000 shares of Series B Preferred Stock in consideration for advice and assistance services with respect to the sale of 1,000,000 shares of Series B Preferred Stock, which services were valued at $150,000. In addition, the Company has agreed to pay Mr. Reinhard $133,336 over 8 months as a fee related to raising capital. Mr. Reinhard is also scheduled to receive an initial salary of $200,000 per year beginning on October 1, 2005. In addition, the Company expects to grant options to Mr. Reinhard at levels commensurate with option grants to other executive officers which are generally determined at the end of each fiscal year.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are furnished as part of this report:

Exhibit Number	Description
4.1

Certificate of Designations, Preferences, and Rights of Series B Convertible Preference Stock of Good Times Restaurants Inc. (previously filed as Exhibit 1 to the Amendment No. 6 to Schedule 13D filed by The Erie County Investment Co., The Bailey Company, LLLP and Paul T. Bailey (File No. 005-42729) on February 14, 2005 and incorporated herein by reference)

10.1

Securities Purchase Agreement dated as of December 30, 2004 among Good Times Restaurants Inc., Pacere Investments, LLC and individual investors (previously filed as Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on January 3, 2005 (File No. 000-18590) and incorporated herein by reference)

10.2

Securities Purchase Agreement dated as of December 30, 2004 between Good Times Restaurants Inc. and The Erie County Investment Co. (previously filed as Exhibit 10.2 to the registrant's Current Report on Form 8-K filed on January 3, 2005 (File No. 000-18590) and incorporated herein by reference)

10.3

Securities Purchase Agreement dated as of December 30, 2004 between Good Times Restaurants Inc. and Eric Reinhard (previously filed as Exhibit 10.3 to the registrant's Current Report on Form 8-K filed on January 3, 2005 (File No. 000-18590) and incorporated herein by reference)

10.4

Stock Restriction and Registration Rights Agreement dated as of December 30, 2004 among Good Times Restaurants Inc., Pacere Investments, LLC and individual investors (previously filed as Exhibit 10.4 to the registrant's Current Report on Form 8-K filed on January 3, 2005 (File No. 000-18590) and incorporated herein by reference)

10.5

Stock Restriction and Registration Rights Agreement dated as of December 30, 2004 among Good Times Restaurants Inc. and The Erie County Investment Co. (previously filed as Exhibit 10.5 to the registrant's Current Report on Form 8-K filed on January 3, 2005 (File No. 000-18590) and incorporated herein by reference)

10.6

Stock Restriction and Registration Rights Agreement dated as of December 30, 2004 among Good Times Restaurants Inc. and Eric Reinhard (previously filed as Exhibit 10.6 to the registrant's Current Report on Form 8-K filed on January 3, 2005 (File No. 000-18590) and incorporated herein by reference)

10.7

Supplemental Registration Rights Agreement dated as of December 30, 2004 between Good Times Restaurants Inc. and The Bailey Company, LLLP (previously filed as Exhibit 10.7 to the registrant's Current Report on Form 8-K filed on January 3, 2005 (File No. 000-18590) and incorporated herein by reference)

10.8

Amendment to Securities Purchase Agreements dated as of January 27, 2005 among Good Times Restaurants Inc., The Erie County Investment Co., Pascere Investments, LLC and the investors signatory thereto, and Eric W. Reinhard (previously filed as Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on January 27, 2005 (File No. 000-18590) and incorporated herein by reference)

10.9

Amendment to the Supplemental Stock Restriction and Registration Rights Agreement dated as of February 8, 2005 among Good Times Restaurants Inc., The Erie County Investment Co., and The Bailey Company, LLLP (previously filed as Exhibit 5 to the Amendment No. 6 to Schedule 13D filed by The Erie County Investment Co., The Bailey Company, LLLP and Paul T. Bailey (File No. 005-42729) on February 14, 2005 and incorporated herein by reference)

99.1*	Press release of Good Times Restaurants Inc. dated February 15, 2005

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: February 16, 2005 By: /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer